UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

Item 8.01 Other Items.

FOMO CORP. (“FOMO”)’s has extended its deadline to close the acquisitions of LED FUNDING IV LLC and Lux Solutions LLC to the earlier of August 1, 2021 or 15 days from the effectiveness of its S-1 filing submitted to the SEC on June 24, 2021. The company has reserved three million Series B shares to support the equity component of the transaction, has modified the structure of the junior seller notes to allow for a one-year extension on maturity and a conversion option into equity. FOMO will issue $125,000 cash on or around July 10, 2021 as a good faith payment towards the cash component of the transaction, which remains unchanged at $3,000,000. FOMO today incorporated SmartGuard Energy LLC in Wyoming as an acquisition vehicle to facilitate the transactions. All parties continue to exchange due diligence information in advance of the closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: June 30, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer